Exhibit 3.1

CERTIFICATE OF FORMATION

OF

SHERPA ACQUISITION, LLC

October 13, 2011

This Certificate of Formation of Sherpa Acquisition, LLC (the “Company”) is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

ARTICLE I

NAME

The name of the limited liability company formed hereby is Sherpa Acquisition, LLC.

ARTICLE II

INITIAL REGISTERED OFFICE AND AGENT

The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

EFFECTIVE DATE

This Certificate of Formation shall be effective on the date of filing.

* * * * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation as of the date first written above.

By:	/s/ Dilen Kumar
Dilen Kumar Authorized Person

[SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF SHERPA ACQUISITION, LLC]

CERTIFICATE OF MERGER

MERGING

EL PASO CORPORATION

WITH AND INTO

SHERPA ACQUISITION, LLC

MAY 24, 2012

Pursuant to Section 264 of the Delaware General Corporation Law (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), Sherpa Acquisition, LLC, a Delaware limited liability company (the “Company”), hereby certifies the following information relating to the merger (the “Merger”) of El Paso Corporation (f/k/a Sirius Holdings Merger Corporation and successor in interest to Sherpa Merger Sub, Inc.), a Delaware corporation (“New El Paso”), with and into the Company, with the Company surviving the Merger:

FIRST: The names and states of incorporation or formation of the constituent entities (the “Constituent Entities”) to the Merger are:

Name	State of Incorporation/Formation
Sherpa Acquisition, LLC	Delaware
El Paso Corporation	Delaware

SECOND: The Agreement and Plan of Merger, dated as of October 16, 2011, by and among El Paso LLC (f/k/a El Paso Corporation and successor in interest to Sirius Merger Corporation), New El Paso, Kinder Morgan, Inc., Sherpa Merger Sub, Inc. and the Company (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the provisions of Section 264 of the DGCL and Section 18-209 of the DLLCA.

THIRD: The surviving entity of the Merger (the “Surviving Company”) shall be the Company and at the effective time of the Merger, the Company’s Certificate of Formation shall be the certificate of formation of the Surviving Company; provided, however, that ARTICLE I of such Certificate of Formation of the Company shall be amended and restated in its entirety as follows:

NAME

The name of the limited liability company formed hereby is El Paso Holdco LLC.

FOURTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Company, whose address is 500 Dallas Street, Houston, Texas 77002.

FIFTH: A copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost to any member of any constituent limited liability company or stockholder of any constituent corporation.

SIXTH: This Certificate of Merger shall become effective at 12:02 a.m. (Eastern time) on May 25, 2012.

[signature page follows]

4

IN WITNESS WHEREOF, this Certificate of Merger has been executed by the undersigned, an authorized person, as of the date first written above.

SHERPA ACQUISITION, LLC

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President, General Counsel and Secretary

[SIGNATURE PAGE OF CERTIFICATE OF MERGER FOR THIRD MERGER]